Exhibit 10.11

Second Amendment

To

Employment Agreement

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 31st day of December, 2008, by and between THE BANK OF HAMPTON ROADS (“BHR”), a banking corporation organized and existing under the laws of the Commonwealth of Virginia, its successors and assigns, HAMPTON ROADS BANKSHARES, INC. (“HRB”), a Virginia corporation, its successors and assigns (collectively BHR and HRB shall be the “Bank” or the “Employer” and otherwise deemed synonymous as the context may require); and LORELLE FRITSCH (the “Executive”).

WHEREAS, BHR, HRB and the Executive entered into an Employment Agreement dated August 28, 2006, (the “Agreement”) and the Agreement has been amended by First Amendment to Employment Agreement dated July 23, 2008; and

WHEREAS, the Bank and Executive now desire to amend certain provisions of the Agreement;

NOW, THEREFORE, the parties agree as follows:

1.	The second sentence of Section 3(b)(ii) shall be deleted and replaced with the following:

For purposes of this Agreement, the term “Change in Control” is hereby defined as the date that (i) any one person, or more than one person, acting as a group, acquires ownership of stock of Hampton Roads Bankshares, Inc. that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of Hampton Roads Bankshares, Inc., (b) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by Hampton Roads Bankshares, Inc.’s stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (c) during any period of twelve consecutive months, (i) any one person, or more than one person, acting as a group, acquires ownership of stock of Hampton Roads Bankshares, Inc. that, together with stock held by such person or group constitutes more than 30% of the total voting power of the stock of Hampton Roads Bankshares, Inc., and (ii) individuals who at the beginning of such period constituted the Board cease in connection with such 30% change in voting stock ownership, cease to constitute a majority of the Board. Anything herein to the contrary notwithstanding, the definition of “Change in Control” shall be interpreted so as to comply with the terms of Section 409A of the Internal Revenue Code and the regulations thereunder.

2.         Current Section 12 of the Agreement (“Miscellaneous”) is renumbered to be Section 13, and new Section 12 is added to the Agreement as follows:

12.	Emergency Economic Stabilization Act of 2008 (“EESA”).

(a)       For purposes of this Section 9, a parachute payment is defined in Q&A 3 of Notice 2008-TAAP as any payment in the nature of compensation paid on account of an applicable severance of employment to the extent that the aggregate present value of such payments equals or exceeds an amount equal to three times the base amount. A parachute payment shall be interpreted in a manner that is consistent with Notice 2008-TAAP, Notice 2008-

94 and all other current or future guidance issued pursuant to Section 111(b)(2)(C) of EESA or Section 280G(e) of the Internal Revenue Code of 1986, as amended (“Code”).

(b)     To the extent that any payment under the Agreement would be forfeited as a prohibited parachute payment under Section 111(b)(2)(C) of EESA, the Employer agrees to pay the Executive an additional payment equal to the forfeited payment plus one dollar, on July 1, 2012, or if later, the earliest date when Section 111(b)(2)(C) of EESA no longer prohibits such payment. Such payment shall be made in a single lump sum in cash, without interest. The Executive may be entitled to severance payments from multiple agreements and plans. The Employer, it its sole discretion, shall determine which payments shall be delayed. Notwithstanding anything in this paragraph to the contrary, the additional amounts due under the Agreement shall not be paid if the Treasury Department or other governmental agency issues guidance subsequent to the date of this Agreement that would prohibit such payment.

3.         Except as amended by this Amendment, the Agreement as originally adopted and amended is hereby ratified and affirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

THE BANK OF HAMPTON ROADS

Date Signed: December 31, 2008	By: /s/ Emil A. Viola [SEAL]
Emil A. Viola, Chairman

HAMPTON ROADS BANKSHARES, INC.

Date Signed: December 31, 2008	By: /s/ Emil A. Viola [SEAL]
Emil A. Viola, Chairman

EXECUTIVE:

Date Signed: December 31, 2008	/s/Lorelle Fritsch
Lorelle Fritsch

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